Exhibit 99.1

Annaly Capital Management, Inc. Publishes Third Corporate Responsibility Report

NEW YORK -- (June 9, 2022) -- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) announced today the publication of its third corporate responsibility report for the year 2021, titled Taking Stock of Our Impact. The report demonstrates Annaly’s continued focus on setting and measuring progress on environmental, social and governance (“ESG”) goals, as well as its commitment to providing increased disclosure and transparency.

“As outlined in our report, we continue to Take Stock of Our Impact – establishing ESG goals and commitments and tracking our considerable progress as we strive to integrate ESG priorities across our business,” said David Finkelstein, Annaly’s Chief Executive Officer and President. “I am pleased to share all that we have accomplished in 2021, including enhancing the Company’s executive compensation program, expanding our parental leave and fertility benefits and providing additional climate-related disclosures. These and our other ESG milestones have helped create durable value for all of our stakeholders.”

Corporate Responsibility Report Highlights

Annaly actively integrates ESG considerations into its overall strategy through the following key areas: corporate governance, human capital, responsible investments and the environment.

Annaly provides supplemental disclosures under the Sustainability Accounting Standards Board (“SASB”) standards and the Global Reporting Initiative (“GRI”) standards frameworks. In the latest report, the Company included additional disclosures outlining climate-related risks and opportunities across its business in the short-, medium- and long-term horizons following the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”). Additionally, the report incorporates summary ESG metrics for the past three years, which include further details on the composition of Annaly’s Board of Directors and employees, philanthropy and volunteerism efforts and environmental indicators.

Highlights and achievements from the 2021 Corporate Responsibility Report include:

•Corporate Governance: Annaly introduced additional enhancements to the Company’s executive compensation program, including increasing the relative weighting of equity as a percentage of total compensation opportunity, along with increasing the proportion of performance-based awards as a percentage of total equity compensation. In addition, the Company amended its corporate governance guidelines and updated Board Committee charters to reflect integrated oversight of ESG practices, initiatives and related risks across the Board and its Committees.
•Human Capital: Annaly furthered its commitment to invest in the Company’s human capital and diversity, equity and inclusion (“DEI”) initiatives: expanding to seven employee-sponsored affinity groups, conducting firmwide DEI educational events as well as enhancing parental leave and fertility benefits.

•Responsible Investments: As of December 31, 2021, Annaly had more than $86 billion in residential housing investments supporting over 650,000 homes. Annaly continues to be committed to further integrating the consideration of ESG factors into its investment and portfolio management processes across its investment strategies.
•Environment: The Company provided additional climate-related disclosures that take into consideration the recommendations of the TCFD and purchased carbon credits to offset 100% of its Scope 2 GHG emissions.

To learn more about Annaly’s corporate responsibility initiatives and to view the 2021 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; the sale of our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Investor Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

Media Contact

Brunswick Group
Alex Yankus
212-333-3810
ANNALY@brunswickgroup.com